The Leading Innovator and Technology Platform for Digital Signage (DOOH) Advertising

The industry's smartest digital planning, buying, billing, and direct response solution

OTC BB: RVUE

December 8, 2011

Forward Looking Statement

This presentation contains "forward looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this presentation that are not purely historical are forward-looking statements. Forward looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. The Company is providing this information as of the date of this presentation and does not undertake any obligation to update any forward looking statements contained in this presentation as a result of new information, future events or otherwise. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report of Form 10-K for the year ended December 31, 2010 filed with the SEC on March 1, 2011.

Digital Signage (DOOH) Advertising Market

5M+ digital advertising screens globally
1.7M digital screens in the U.S. alone

Digital Signage (DOOH) advertising growing at double-digit rates; believed to be the third fastest growing medium in the world today due to:

- The richness of the media
- The ability to deliver over the internet
- Price point to build digital networks at tipping point
- The ability to target consumers on the go


Kodak
Kodak digital

Advertisers can now reach customers when they are on the go and ready to buy

Rich digital signs are all around:

- Gas pumps
- Movie theaters
- Medical offices
- Restaurants
- Airports
- Casinos
- Grocery Stores
- Retail environments



Advertising agencies and media buying groups have adopted digital signage for one important factor: *ability to target consumers with rich media*

rvue

rVue – A Digital Media Services Company

Leadership
- Founded by Digital Signage (DOOH) advertising pioneer Jason Kates
- Inspired by Google AdSense

Technology
Our Demand-Side Platform connects to 816,000 digital signs across the U.S.
We can deliver 242 million daily ad impressions.

Team
Expert campaign strategists, traders, technologists, network specialists and marketers

Solution
- We are the link between Advertisers and Digital Signage (DOOH) networks
    - *Our goal is to become the world's largest marketplace for Digital Signage advertising*
- Our technology platform allows real-time purchases of advertising space, i.e. "inventory", on Digital Signs across the U.S.
- We enable media buyers to efficiently plan, buy, analyze and target their audiences across a range of venues…digital billboards, local movie theaters, elevators, gas station pumps, medical offices, restaurants, kiosks…all through scalable technology
- Like Google, we provide real-time campaign analytics and feedback to advertisers that makes the ad space more valuable
- We can reach large audiences through our connections to over 816,000 Digital Signs.

rVue Demand Side Platform (DSP)

The rVue DSP connects Digital Signage (DOOH) Networks with Advertisers and their Media Agency partners

- The rVue DSP reaches 90% of the available market and can currently deliver 242 million ad impressions a day
- DSP connects directly with Ad and Media Agencies or through other platforms from media service firms like Donovan Data Systems (DDS)
    - Donovan Data Systems (DDS) currently processes over $1 billion in Digital Signage (DOOH) ad billing for ad agency customers
- DSP provides an arbitrage opportunity for rVue to leverage available digital sign "inventory" to corresponding advertising content, like a market maker
- DSP allows advertisers to find digital sign inventory and research the digital sign networks, locations, pricing, requirements and more
- DSP connects to 177 digital signage networks controlling over 816,000 screens

rVue DSP Is Inspired by Google AdSense

Years ago, buying advertising on the Internet was fragmented and cumbersome…

Google

YAHOO!

But, today, advertisers buy billions of dollars of highly targeted advertising on the Internet through Google and Yahoo!

Previously, buying DOOH media was Manual, Time intensive, and Labor intensive…

rVue

But now, through the **rVue Demand Side Platform,** advertisers can easily plan and buy highly-targeted Digital Signage (DOOH) advertising and gain real-time analytics and campaign feedback

rVue

rVue Direct's Content Hub

•Content Hub – Network operators can select ad content they would like to run on their digital signage (DOOH) networks

•This interactive ad content includes embedded toll free 800 numbers and Quick Response (QR) codes

•QR codes can be scanned by smartphones and other connected devices

•rVue and the Network owner share in the revenue generated from any "click-through" sale or transaction processed through the rVue platform

•Active campaigns with Groupon, Scan and Jam, and As Seen on TV



rVue DSP Delivers the Audience

Advanced targeting tools can help you find and reach customers where they live, work and play





Target the Audience You Need to Reach Through:

- Census Data
- Geography
- Single and Multi-Point Radius Search
- Network Demographics
- Audience Mindsets
- And More

Deliver Daily Impressions of Audiences Receptive towards:

Automotive	145,698,000
Telecommunications	159,648,000
Lifestyle Services	141,684,000
Retail	141,628,000
Financial Services	120,506,000
Food & Beverage	155,752,000
Health & Wellness	36,200,000
Direct Response	86,421,000
Dining	139,406,000
Pharmaceutical	58,934,000
Entertainment	150,595,000
Travel & Tourism	124,105,000
Insurance	125,160,000





rVue DSP Reaches 37 Venue Types

The rVue DSP provides detailed and accurate planning data on a location by location basis and provides the:

- ✓ Ability to search to target by keyword
- ✓ Filtering capability allows targeting by:
  - Spot length
  - Audio capability
  - API connection
  - Minimum buy requirements
  - Display formats
- ✓ Create media plan, insertion order and flight schedule
- ✓ PowerPoint document output automated


24/7

rVue DSP Combines Demographics with Venues Types


Media Planner
Build Your Target Demographic!
Demographic Categories
Gender
Age
Select Your Demographics
Target Unique Venues
24/7

"Trafficking" via Digital Distribution Platform

•rVue enables ad agencies and their brand clients the ability to distribute ad content to digital signage (DOOH) networks

•Signed Letter of Intent with a premiere digital production and distribution service provider

- •Jointly market and sell the "trafficking" distribution service to advertising industry clients
  - •This provider already reaches over 5,000 advertisers and agencies with more than 25,000 online, radio, television, and print outlets across North America
- •Split revenue generated equally on this higher margin business
- •Jointly migrate the Digital Signage (DOOH) industry to the "Cloud"

•rVue generates revenue from both the trafficking service and the ad content placement via the rVue DSP

rVue

Scalable Trafficking and Distribution


LasikPlus




Mercedes-Benz


3.1
Campaign

Trafficking that Scales

- ✓ Cloud-based transcoding platform for limitless scale
- ✓ Flexible systems handle any format in, any format out
- ✓ In-house professional video systems ensure highest quality

Automated Distribution

- ✓ API-based for automated distribution
- ✓ Database driven tracking, tagging and reporting
- ✓ Clip tracking links into proof of playback analytics

rVue is Moving the Digital Signage Industry to the Cloud

- rVue is working to revolutionize the Digital Signage (DOOH) industry by moving it off of digital network operator-owned servers and assets to pursue a "hosted" service model
- This requires developing the necessary technology and infrastructure and building relationships with partners like DDS and Billups Worldwide
- rVue will utilize internet-streaming technologies to open up the digital ad inventories of media agencies and buying organizations
- Reduce barriers to entry to millions of additional digital screens
- rVue sees substantial opportunities for growth as it leads the migration of the Digital Signage (DOOH) industry to the Cloud

rVue

In the News: Digital Signage (DOOH) is on the Move



Business Monday
Increase sales with a deep digital footprint
The Internet is one of the most effective tools you can have in your marketing arsenal. But successful online marketing is contingent on one thing – the ability to be found online. One of the best ways to do that is to expand your company's digital footprint on the Web.
Ad Age MEDIAWORKS
Looking for Scale, Digital-Out-of-Home Industry Consolidates
National CineMedia Takes Stake in Danoo
CMO.COM
The 10-Minute Guide To Digital Out-Of-Home
Microsoft Advertising
Why Digital Advertising
ScreenMedia daily
Amplifying Brand Reach With Digital Out-of-Home Media
How Digital Out-of-Home Technologies Are Helping Advertisers Expand Brand Reach and Engage Consumers Online
AdvertisingAge
VIDEO
WSJ Scores With Out-of-Home Digital Screen Strategy

rvue

Industry Adoption

- ✓ Over 177 digital signage networks across the United States and Canada
- ✓ Representing over 816,000 digital screens & billboards and 37 venue types
- ✓ A dedicated network team maintains network information daily
- ✓ Proprietary API + Analytic programs with networks and software providers allow for real time data for those connected networks
- ✓ Proprietary network ranking system
- ✓ Integrated into global advertising software company
- ✓ Launching Proprietary Data Integration and Certification Program

Key Executives



Jason Kates – Chief Executive Officer

Founder and CEO of rVue, Inc., Kates has been paving new ground in the DOOH industry for over 16 years. As the visionary behind rVue, Kates drives the company's mission to accelerate adoption by raising the standards of DOOH media. Kates is a member of DSF, DSA and a board member of DPAA's standards committee.



David Loppert – Chief Financial Officer

David has lent a hand in growing numerous multi-million dollar companies including, most recently, Surgical Outcome Support where David served as the Director, Executive V.P. and Chief Financial Officer.



Jennifer Bolt – SVP, Chief Strategy Officer

Bolt brings 22 years of media strategy experience to rVue, with the majority of her agency career being spent at Omnicom agencies. In her most recent role as Executive Director, Engagement Planning & Innovation at TracyLocke, Bolt led her team in client strategy across traditional, non-traditional and emerging media and was the champion of the agency's innovation initiative which evaluated and recommended new technologies and digital media platforms.



Dawn Rahicki – SVP, Chief Marketing Officer

With over 27 years as a marketing professional, Rahicki's experience includes founding and managing a results-oriented marketing and advertising firm and leading award-winning creative, marketing and account service teams for multi-million and multi-billion dollar companies. Various board and volunteer efforts include being past-president of the Advertising Federation of Greater Fort Lauderdale.



Jay Wilson – SVP, Chief Technology Officer

A leading technologist in the DOOH industry, Wilson has directed trafficking, operational, and system development teams through the process of creating automated, digital workflows for manual, analog tasks.

rVue

Select Financials and Facts

Shares Outstanding:	37.3 million
Est. Public Float:	18.9 million
Market Capitalization:	$9.0 million
Enterprise Value:	$8.6 million
Total Cash:	$0.4 million
Total Debt:	$0.0 million
Fiscal Year-End:	December 31

rVue

Summary

- rVue has established itself as <u>the</u> Demand Side Platform (DSP) for the Digital Signage (DOOH) advertising space
  - rVue is connected to more than 90% of the potential digital signage market in North America
  - rVue now reach over 816,000 digital signage screens
  - rVue has taken a proven business model from the internet space and applied it to the expanding $2 billion Digital Signage (DOOH) market
    - Google successfully proved out this model in internet advertising
- rVue can target specific consumer demographics in highly-specified geographic areas and provide campaign feedback in real time
- rVue is pursuing multiple avenues to generate revenue and expand the market
  - rVue DSP, rVue Direct/Content Hub, rVue DDM, rVue Cloud
  - rVue has submitted ad plans for $28+ million in gross ad spend in 1Q12
- rVue has opened its New York office and will open additional offices in the U.S.

rVue